UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 5.02(b) of this Current Report on Form 8-K with respect to the termination of the Employment Agreement, dated as of March 7, 2008 (the “Employment Agreement”), between eDiets.com, Inc. (the “Company”) and Thomas Hoyer, is hereby incorporated into this Item 1.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously announced, on December 19, 2011, Thomas Hoyer notified the Company of his resignation as the Company’s Chief Financial Officer and corporate secretary. Under the terms of the Employment Agreement, Mr. Hoyer’s resignation is effective 90 days following notification, which is March 19, 2012. The Company has agreed to waive its right to the 90-day notice period. Accordingly, the effective date of Mr. Hoyer’s resignation is March 6, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIETS.COM, INC.

By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman

Date: March 6, 2012